Exhibit 32.1

Certification of Chief Executive Officer and Chief Financial Officer
Pursuant to 18 U.S.C. Section 1350,
As Adopted Pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Quarterly Report of American Lawyer Media, Inc. (the “Company”) on Form 10-Q for the period ending September 30, 2003 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), William L. Pollak, as Chief Executive Officer of the Company, and Stephen C. Jacobs, as Chief Financial Officer of the Company, each hereby certifies, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, to the best of his knowledge, that:

     (1)  The Report fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934; and

     (2)  The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

     /s/ WILLIAM L. POLLAK

William L. Pollak
CHIEF EXECUTIVE OFFICER
November 10, 2003

     /s/ STEPHEN C. JACOBS

Stephen C. Jacobs
CHIEF FINANCIAL OFFICER
November 10, 2003